Exhibit 99.1

Ener-Core Completes Debt Restructuring and Signs Definitive

Documents for Private Placement of up to $4.5 Million of

Convertible Senior Secured Notes and Warrants

Concurrent Restructuring of Existing Senior Debt and New Financing Strengthen Financial Position

IRVINE, Calif. - November 25, 2016—Ener-Core, Inc. (OTCQB: ENCR), a developer of innovative gas conversion technologies for global commercial and industrial facilities, has entered into definitive documents for a private placement of up to approximately $4.5 million principal amount of convertible senior secured notes and warrants to purchase the Company’s common stock. The Company anticipates that it will close on approximately $3.6 million principal amount of convertible senior secured notes and warrants on November 29, 2016. Pursuant to the terms of the transaction documents, the Company may issue up to an additional $900,000 principal amount of convertible senior secured notes and warrants on or prior to December 12, 2016. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes. In connection with the offering, the Company also restructured its existing senior debt on the same terms as the convertible senior secured notes issued in the private placement.

The convertible senior secured notes will bear no ordinary interest, as the principal amount of the convertible senior secured notes will be issued at a 10% original issue discount for aggregate proceeds of up to $4.0 million, and mature on December 31, 2018. Each investor will also receive a warrant with a five-year term to purchase 400 shares of common stock for each $1,000 of principal amount of convertible senior secured notes purchased by such investor, at an exercise price of $3.00 per share. The convertible senior secured notes will be convertible into common stock initially at a conversion price of $2.50 per share and will automatically convert into shares of common stock on the fifth trading day immediately following the issuance date of the convertible senior secured notes on which the weighted average price (as defined in the convertible senior secured notes) of the common stock for each trading day during a 20 trading day period equals or exceeds $5.00, provided that certain additional conditions have been satisfied. Additionally, pursuant to the transaction documents, the Company has agreed to secure the listing of its common stock on a national securities exchange by no later than December 31, 2017.

As part of the terms of the private placement, the Company will also provide each investor certain registration rights with respect to the securities issuable upon any conversion of such investor’s convertible senior secured notes and the shares underlying the warrants.

“The closing of the new financing and amendment of our existing debt considerably improves Ener-Core’s financial position, as the amount of cash flow required to address our interest expenses has been substantially reduced,” said Alain Castro, CEO of Ener-Core. “This tranche of capital from both new and existing investors, combined with our shift toward a leaner, license fee-based business model, provides us with a greater opportunity to achieve positive cash flow operations in the next 15 months.”

The securities offered and sold in this private placement and the securities issuable upon any conversion or exercise, as applicable, thereof were not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Further details regarding this private placement can be found in Ener-Core’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2016.

About Ener-Core

Irvine, California-based Ener-Core, Inc. (OTCQB: ENCR) owns and licenses its proprietary Power Oxidation technology, which has already been commercially deployed and generates base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations. Ener-Core offers the 250 kW Ener-Core EC250 and the larger, 2 MW Ener-Core Powerstation KG2-3GEF/PO. For more information, please visit www.ener-core.com.

Cautionary Statement Regarding Forward Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein or required by law, Ener-Core assumes no obligation to update forward-looking statements.

Media and Investor Relations:

MZ Group

Chris Tyson

Managing Director – MZ North America

Direct: 949-491-8235

ENCR@mzgroup.us

www.mzgroup.us